EXHIBIT 23.2


                        CONSENT OF INDEPENDENT AUDITORS

We consent to the reference to our firm under the captions "Summary Selected Financial Data", "Selected Financial Data" and "Experts" and to the use of our report on American Campus Communities Predecessor dated March 26, 2004, in the Amendment No. 1 to Registration Statement (Form S-11 No. 333-114813) and related Prospectus of American Campus Communities, Inc. for the registration of shares of its common stock.


                                        /s/ Ernst & Young LLP

Austin, Texas
June 14, 2004